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                                                                 EXHIBIT 10.14

                          GULFMARK INTERNATIONAL, INC.

                             Stock Option Agreement

         This Stock Option Agreement (the "Agreement") is made between GulfMark International, Inc. [Gulf Applied Technologies, Inc.], a Delaware corporation (the "Company"), and ________________________________________ (the "Director").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors (the "Board") and stockholders of the Company have approved and adopted the Non-Employee Director Stock Option Plan (the "Plan") as of July 27, 1989 and May 15, 1990, respectively; and

         WHEREAS, the Director is a non-employee member of the Board and is not otherwise an employee of an affiliate of the Company, and the Company desires to encourage the Director to remain in the Company's service and, as an inducement thereto, has granted to the Director pursuant to the Plan the option provided for herein;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

         1. Grant. The Company hereby documents the grant to the Director, pursuant to the terms and conditions of the Plan and as set forth herein, (i) effective as of _________________, 19__ (the "Date of First Grant"), an option (the "First Option") to purchase 2,500 shares of the common stock, $1.00 par value, of the Company ("Common Stock"), and (ii) effective _______________, 19__ (the "Date of the Second Grant"), an option (the "Second Option") (both the First Option and the Second Option shall be referred to collectively as the "Options") to purchase 2,500 shares of Common Stock of the Company. Subject to Section 6 hereof, the Options shall be exercisable in accordance with the following:

                 (a) The Options may be exercised at any time.

                 (b) To the extent not exercised, the Options shall be cumulative and may be exercised in whole or in part; and

                 (c) The price per share (the "Option Price") for the purchase of Common Stock pursuant to the exercise of the First Option shall be ____ per share and shall be ___ per share for the purchase of common stock pursuant to the exercise of the Second Option. The above Option prices each are





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equal to the closing sales price of the Common Stock as quoted in The Wall
Street Journal for the day on which the Option was granted.

         2.      Changes in the Company's Capital Structure

         (a) The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The number of shares of Common Stock subject to the Options, the Option Price and the securities issuable upon exercise of the Options shall be subject to adjustment for changes in the Company's capital structure as approved by the majority vote of the disinterested directors on the Board.

         3. Exercise of Options. The Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which such Option is to be exercised, together with cash, certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the Option Price of the shares. Such notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case delivery shall be deemed made three days after the date such notice is deposited in the mail. The Company may then request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution. As promptly as practical after receipt of such notification, payment and such evidence of intent to acquire such Common Stock for investment as may be required by the Company, the Company shall deliver to the Director a certificate(s) for the number of shares with respect to which such Option has been so exercised.

         4.      Assignment.   The Options may not be transferred or assigned
in any manner by the Director except by will or the laws of descent and distribution, and shall be exercisable during the Director's lifetime, only by him.

         5. Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Options if the issuance of such shares shall constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority. The Options shall be subject to the requirements that, if at any time the Board or an authorized committee of the Board shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in





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connection with the issue or purchase of shares subject thereto, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or an authorized committee of the Board, the Options may not be exercised until the Director has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Options, the Company shall not be required to issue the underlying shares unless the Board or an authorized committee of the Board has received evidence satisfactory to it to the effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board or an authorized committee of the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of the Options are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with Securities Act of 1933:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act, the Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         6. Termination. The Options, to the extent they have not previously been exercised, shall terminate on the earlier of the following:

                 (a) On the last day within the three month period commencing on the date on which the Director ceases to be a Director on the Board, for any reason other than the death, disability or retirement of the Director, during which period the Director shall be entitled to exercise the Options in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Options on the date on which the Director ceased to be a Director on the Board;

                 (b) On the last day within the one year period commencing on the date on which the Director ceases to be a Director on the Board because of permanent disability, during which period the Director shall be entitled to exercise the Options in respect of the number of shares that the Director would have been entitled to purchase had the





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                 Director exercised the Options on the date on which the
                 Director ceased to be a Director on the Board because of such disability.

                 (c) On the last day within the one year period commencing on the date of the Director's death while serving as a Director on the Board, during which period the executor or administrator of the Director's estate or the persons to whom the Options shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise the Options in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Options on the date of his death;

                 (d) Ten years following the Date of First Grant and the Date of Second Grant for the First Option and Second Option, respectively.

         7. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

         8. No Rights as a Stockholder. The Director shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Options until the date of issuance of the stock certificate or certificates representing such shares following his exercise of the Options pursuant to its terms and conditions and payment for such shares. Except as otherwise provided herein, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of the exercise of the Options with respect to which such certificate or certificates are issued.

         9.      Governing Law.   The validity, construction and performance of
this Agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         10. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive office at 5 Post Oak Park, Suite 1170, Houston, Texas 77027, and any notice mailed to the Director shall be addressed to the Director's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

         11. Binding Effect. This Agreement shall, except as otherwise provided to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.





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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.


                                           GULFMARK INTERNATIONAL, INC.



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           DIRECTOR

                                           ------------------------------------
                                                   (Name of Director)





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